Exhibit 99.2

NEWS RELEASE

For Immediate Release

Contact:	Laura S. Choi Investor Relations Phone: 609-430-2880, x2216	Jean Mantuano Corporate Communications (media) Phone: 609-430-2880, x2221

Medarex Announces Commencement of Consent Solicitation for
2.25% Convertible Senior Notes due 2011

Princeton, N.J.; September 22, 2006 — Medarex, Inc. (Nasdaq: MEDX) today announced that it is soliciting consents from the holders of record at the close of business on September 21, 2006 of its outstanding 2.25% Convertible Senior Notes in the aggregate principal amount of $150 million due May 15, 2011 (the “Notes”) to an amendment of certain reporting requirements and a waiver of defaults and events of default in the indenture governing such Notes. The terms and conditions of the consent solicitation are described in the Consent Solicitation Statement, dated September 22, 2006 (the “Consent Solicitation Statement”), a copy of which is attached as an exhibit to a Current Report on Form 8-K filed by Medarex with the Securities and Exchange Commission (the “SEC”) today.

The indenture requires Medarex to file with the trustee of the Notes all information, documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, within 15 days after they are required to be filed with the SEC. On August 18, 2006, Medarex announced it was not able to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Second Quarter Form 10-Q”). On August 25, 2006, Medarex received a notice of default from a reported holder of more than 25% in principal amount of the outstanding Notes due to Medarex’s failure to file its Second Quarter Form 10-Q on the prescribed filing date as required by the reporting requirements of the indenture governing the Notes. The notice of default states that if Medarex does not file its Form 10-Q by October 24, 2006, an event of default under the indenture will exist.

The proposed amendment to the indenture would provide Medarex with additional time to comply with these reporting requirements and would obviate the need to make any further filings or furnish any additional reports or information pursuant to the indenture’s reporting provisions with respect to any period ended prior to December 31, 2005 once Medarex makes its other required filings. The proposed amendment also includes a waiver of all defaults and events of default under the indenture’s reporting requirements.

Medarex will make cash payments to (i) consenting holders of the Notes as of September 21, 2006 of $2.50 per $1,000 in aggregate principal amount of the Notes (the “initial consent payment”) held by such consenting holders, upon or promptly following execution of the supplemental indenture for the Notes, and (ii) all record holders of the Notes on October 24, 2006 of an additional $10.00 per $1,000 in aggregate principal amount of the Notes (the

“additional consent payment”), if Medarex has not filed an amendment to its 2005 Form 10-K containing restated financial statements, an amendment to its quarterly report on Form 10-Q for the quarter ended March 31, 2006 and its Second Quarter Form 10-Q, by the close of business on October 24, 2006.

Only registered holders of the Notes on the September 21, 2006 record date that validly deliver, and do not revoke, consents prior to 5:00 p.m. New York City time on October 4, 2006, the expiration of the consent solicitation, will be eligible to receive the initial consent payment described above. However, following execution of the supplemental indenture, all holders of the Notes will be entitled to receive the additional consent payment if due.

The consummation of the Consent Solicitation (including the payment of the consent payments, if and when due) is subject to the receipt of valid consents in respect of a majority in aggregate principal amount of all outstanding Notes approving the proposed amendment, the execution of the supplemental indenture by us and the trustee and the absence of any existing or proposed law or regulation or any proceeding that would make unlawful or invalid or enjoin or delay the proposed amendment, the entering into of the supplemental indenture or the payment of the consent payments.

The consent solicitation with respect to the Notes may be extended or terminated by Medarex at its option.

Medarex has retained Goldman, Sachs & Co. to serve as the Solicitation Agent and Global Bondholder Service Corporation to serve as Information Agent and Depositary for the consent solicitation. Requests for documents may be made directly to Global Bondholder Services Corporation by telephone at 866-873-6300 (toll free) or 212-430-3774 (banks and brokers), or in writing at 65 Broadway, Suite 723, New York, New York 10006, Attention: Corporate Actions. Questions regarding the solicitation of consents may be directed to Goldman, Sachs & Co. at 800-828-3182 (toll free) or 212-902-9077 (collect), Attention: Credit Liability Management Group.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The consent solicitation is being made solely pursuant to the Consent Solicitation Statement dated September 22, 2006.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Thirty-three of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with six of the most advanced product candidates currently in Phase III clinical trials. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Medarex Statement on Cautionary Factors

Matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements.  These forward-looking statements include statements regarding possible future implications of Medarex’s failure to make a timely filing of its Second Quarter Form 10-Q; the possibility that the consent solicitation will not be successful and the indenture will not be amended; the rights of holders of its Notes to take future actions based on Medarex’s failure to make timely filings of its periodic reports with the SEC; the possibility of an event of default being declared under the Notes; Medarex’s ability to use its best efforts to cure a default, if an event of default occurs; Medarex’s ability to pay the principal amount of the Notes, if required; and Medarex’s future liquidity. In addition, this press release contains forward-looking statements concerning Medarex’s restatement of its historical financial statements, as well as the outside director’s investigation of Medarex’s historical option practices. There can be no assurance concerning the outcome of the financial statement restatements, the filing of the report on Second Quarter Form 10-Q, or the investigation. Important factors that could cause actual results to differ materially include: the final conclusions of the investigation concerning matters relating to Medarex’s stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; and the impact of any restatement of our financial statements or other actions that may be taken or required as a result of the outside director’s investigation. Investors are cautioned that all forward-looking statements in this release also involve additional risks and uncertainties associated with Medarex’s business. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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